UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2021, EVO Transportation & Energy Services, Inc. (the “Company”), entered into an executive employment agreement with Patrick Seul (the “Seul Employment Agreement”) pursuant to which Mr. Seul will serve as Executive Vice President, General Counsel and Secretary of the Company. The Seul Employment Agreement provides for an initial term of three years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the Seul Employment Agreement, Mr. Seul will be entitled to base compensation of $250,000 per year, incentive compensation based on Mr. Seul’s performance as determined by the Company’s board of directors, provided that Mr. Seul’s target annual bonus will be no less than 50% of his base salary. Upon commencement of Mr. Seul’s employment term, the Company agreed to grant Mr. Seul stock options to purchase 750,000 shares of the Company’s common stock at a price per share equal to the lesser of $2.50 and the price at which options are granted to the Company’s executive officers and directors in 2021, 250,000 of which options will be fully vested upon issuance, 250,000 of which will vest on the first anniversary of Mr. Seul’s employment term, and 250,000 of which will vest on the second anniversary of Mr. Seul’s employment term. In addition, Mr. Seul will be entitled to additional awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Seul is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus twelve months of his annual base salary at the level in effect immediately prior to his termination date. The Seul Employment Agreement also includes a customary confidentiality covenant and six-month post-termination nonsolicitation and non-interference covenants.

The foregoing summary description of the material terms of the Seul Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the employment agreement, a copy of which will be filed as an exhibit to a future filing by the Company with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2021	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer